Exhibit 99.1

Hexcel Corporation

Director Compensation Program

Each member of the Board of Directors (the “Board”) of Hexcel Corporation (the “Company”) who is not an employee of the Company (each a “Non-employee Director”) shall receive compensation for such person’s services as a member of the Board as outlined in this Director Compensation Program.

Cash Compensation

Annual Retainer Fees

•                  Annual retainer fee in the amount of $30,000

•                  Additional annual retainer fee in the amount of $3,000 for the Chairman of each standing committee of the Board other than the Audit Committee

•                  Additional annual retainer fee in the amount of $5,000 for the Chairman of the Audit Committee

Meeting Fees

•                  Fee in the amount of $1,200 for attending any meeting of the Board in person

•                  Fee in the amount of $600 for attending any meeting of the Board by telephone

•                  Fee in the amount of $600 for attending any meeting of any committee of the Board, whether in person or by telephone

Equity Compensation

Initial and Annual Equity Grant

Upon (1) initial election to the Board and (2) upon re-election to the Board and effective as of the date of the Annual Meeting of Stockholders each year, each Non-employee Director shall be awarded a grant of Restricted Stock Units (RSUs) on the following basis:

•                  The aggregate value of each grant shall be determined by the Compensation Committee from time to time based on the advice of its independent compensation consultant and other factors it deems relevant.

•                  Each RSU shall have a value equal to the closing price of a share of common stock on the date of grant.

•                  The RSUs shall vest one-third on grant and one-third on each of the first and second anniversaries of the date of grant, and will convert into an equal number of shares of common stock on the second anniversary of the date of grant.

•                  Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board.  Such election must be made within thirty days after the grant date, and if made will be irrevocable.  The will defer conversion, but not vesting.

•                  The RSUs will be issued under a Restricted Stock Unit Agreement in the form attached as Exhibit A.  The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of the American Jobs Creation Act of 2004.

Option to Receive RSUs in lieu of Annual Retainer Fees

Each Non-Employee Director who is not an Investor Director shall be given the option to receive such person’s Annual Retainer Fees in the form of RSUs on the following basis:

•                  An “Investor Director” is a director who is affiliated with The Goldman Sachs Group, Inc., Berkshire Investors LLC or Greenbriar Equity Group LLC, or any of their affiliates.

•                  Annual Retainer Fees includes all fees listed under the heading “Annual Retainer Fees” above.

•                  The election is “all-or-nothing” – if made, it must be for 100% of such director’s Annual Retainer Fee for a particular year.

•                  The aggregate value of the grant shall be equal to the amount of fees deferred, increased by a premium.  The amount of the premium shall be determined by the Compensation Committee from time to time based on the advice of its independent compensation consultant and other factors it deems relevant.

•                  Each RSU shall be valued at the closing price of a share of common stock on the date of grant.

•                  The RSUs will vest ratably over the 12 month period beginning on the date of grant, and will convert into an equal number of shares of common stock on the first anniversary of the date of grant.

•                  Each director will have the option to elect to defer conversion of the RSUs until such time as the director leaves the Board.  Such election must be made within thirty days after the grant date, and if made will be irrevocable.  The will defer conversion, but not vesting.

•                  The RSUs will be issued under a Restricted Stock Unit Agreement in the form attached as Exhibit B.  The appropriate officers of the Company have the authority to make changes to the form of Restricted Stock Unit Agreement to preserve the tax deferred nature of any deferral election by a director in accordance with the requirements of the American Jobs Creation Act of 2004.